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CUSTOMER'S COPY

PRIVATE & CONFIDENTIAL

Relationship Manager: Mr Lim Chee Hong
Contact No: 6878 4838

26 Mar 2020

GAUSSIAN ROBOTICS PTE. LTD.
71 Ayer Rajah Crescent
#03-07
Singapore 139951

Attn: Mr Aloyisus Chong

Dear Sirs

BANKING FACILITY(IES)

We are pleased to offer you the banking facility(ies) described below (the "Facility(ies)") upon the terms and conditions set out in this facility letter.

1.1 **FACILITY(IES)**

(a) **COMMITTED FACILITIES** — **LIMITS (S$)**

(i) Enterprise Financing Scheme (EFS) SME Working Capital Loan II — 300,000/- or any lesser amount which Enterprise Singapore may approve

We will notify in the event the final facility limit granted/approved by Enterprise Singapore is lower than the amount stated above.

2.1 **PRICING AND TERMS**

EFS SME Working Capital Loan II	Purpose: For working capital purposes. You are solely responsible for the application of moneys for the purposes aforesaid. Interest Rate: 6.50% per annum on monthly rests. Tenor: 4 years. Availability Period: Available for drawdown not later than 31 May 2020 unless otherwise extended by us. Disbursement: Lumpsum directly to your current account maintained with us. Repayment: 48 monthly instalments comprising principal and interest. We will notify you of the monthly instalment amount and each change thereof (including any change in the applicable interest rate) as well as the commencement date(s).

DBS Bank Ltd
Institutional Banking Group
12 Marina Boulevard, Level 43
DBS Asia Central @
Marina Bay Financial Centre Tower 3
Singapore 018982

DBS Business Care
1800.222 2200
65.6222 2200

www.dbs.com

06-18-008 (05/2018) AW
Co. Reg. No. 196800306E

	Prepayment: Allowed in whole or in part in integral multiples of S$1,000/- each or such other amount as we may determine from time to time, subject to 1 month's prior written notice or payment of 1 month's interest in lieu of notice. Any partial prepayment shall not affect the amount of monthly instalments payable. Cancellation: Any portion which remains undrawn at the expiry of the Availability Period shall be treated as cancelled

Processing Fee	S$500/- or 1.00% of the approved amount, whichever is higher shall be payable by you upon your acceptance of this facility letter and will be debited from your current account with us

- We shall be entitled to vary the interest rate /Discount Rate /commission (where applicable) from time to time by notification to you.

3.1 **SECURITIES**

The Facility(ies) together with all other moneys, obligations and liabilities which may be due, owing or payable by you to us from time to time shall be secured by the following securities:

- Guarantee: The existing corporate guarantee dated 27 May 2019 from CAMPAIGN COMPLETE SOLUTIONS PTE. LTD. ("Corporate Guarantor I"). In this connection, Corporate Guarantor I shall confirm its agreement to continue to stand as guarantor by signing and returning to us the confirmation in this facility letter.

- Guarantee: The existing corporate guarantee dated 27 May 2019 from IFSC PTE. LTD. ("Corporate Guarantor II"). In this connection, Corporate Guarantor II shall confirm its agreement to continue to stand as guarantor by signing and returning to us the confirmation in this facility letter.

- Guarantee: The existing joint and several personal guarantee dated 23 Apr 2019 from Poo Kow Peok, Poo Chen Boon and Poo Chong Hee (collectively, the "Individual Guarantors"). In this connection, the Individual Guarantors shall confirm their agreement to continue to stand as guarantors by signing and returning to us the confirmation in this facility letter.

DBS Bank Ltd
Institutional Banking Group
12 Marina Boulevard, Level 43
DBS Asia Central @
Marina Bay Financial Centre Tower 3
Singapore 018982

DBS Business Care :
1800.222 2200
65.6222 2200

www.dbs.com

GAUSSIAN ROBOTICS PTE. LTD.
BANKING FACILITY(IES)
26 Mar 2020

4.1 **CONDITIONS PRECEDENT**

(a) Unless otherwise determined by us, the Facility(ies) will be available for your utilisation only after we have received and found satisfactory:-

- this facility letter duly accepted by your authorised signatories, Corporate Guarantor I, Corporate Guarantor II and the Individual Guarantors;
- certified true extract by a Director and Company Secretary of your board of directors' resolutions or such other equivalent document(s) accepting this facility letter;
- certified true extract by a Director and Company Secretary of Corporate Guarantor I's and Corporate Guarantor II's board of directors' resolutions or such other equivalent document(s) together with the specimen signature of each authorised signatory;
- certified true extract by a Director and Company Secretary of Corporate Guarantor I's shareholders' resolutions or such other equivalent document(s);
- written confirmation of approval from the insurers / Enterprise Singapore (where applicable);
- all legal and security documents duly executed together with notices of assignment, where required; and
- insurance policies, cover notes and insurance premium receipts and such other documentation (whether legal, security or otherwise), confirmation of the fulfilment of such other requirements (including stamping, registration and other conditions precedent) as may be required by us.

(b) Our obligation to advance any moneys or to incur any liabilities pursuant to this facility letter is subject to the further condition that on the date of the relevant drawdown notice and on each relevant drawdown or transaction date, there being no event or circumstances which could affect our decision or willingness to advance any moneys or to incur any liabilities pursuant to this facility letter.

5.1 **OTHER CONDITIONS**

- EFS: You shall at all times during the tenor of the EFS Facility(ies) meet the eligibility criteria (including those on shareholdings and ownership) applicable for the Enterprise Financing Scheme as stipulated from time to time by Enterprise Singapore, unless Enterprise Singapore's prior written approval for any deviation therefrom is obtained.

DBS Bank Ltd
Institutional Banking Group
12 Marina Boulevard, Level 43
DBS Asia Central @
Marina Bay Financial Centre Tower 3
Singapore 018982

DBS Business Care :
1800.222 2200
65.6222 2200

www.dbs.com

You acknowledge and agree that we shall have full recourse against you, your security provider(s) and any collateral provided for the full repayment of the Facility(ies) and all sums outstanding thereunder.

- The Facility(ies) shall also be subject to such other terms and conditions customary for financing of this nature and legal documentation required by and acceptable to us.

6.1 **STANDARD TERMS AND CONDITIONS**

The enclosed Standard Terms And Conditions Governing Facilities And Transactions and all addendums / supplements thereto ("**Standard Conditions**") shall apply to the Facility(ies) provided that all references in the Standard Conditions to "Local Enterprise Finance Scheme Facilities ("LEFS Facilities")" and "LEFS Facilities" shall be deleted and replaced with "Enterprise Financing Scheme Facilities ("EFS Facilities") and "EFS Facilities" respectively. In the event of inconsistency, this facility letter shall prevail. Terms used in this facility letter shall have the meaning as defined in the Standard Conditions.

Should the above offer meet with your acceptance, please return the duplicate of this facility letter duly signed and all required documents to us. This offer shall lapse if it is not accepted within 14 days from the date of this letter unless otherwise extended by us.

We are pleased to be of service to you.

Yours faithfully

LOW KIA MIN
SENIOR VICE PRESIDENT
INSTITUTIONAL BANKING GROUP

DBS Bank Ltd
Institutional Banking Group
12 Marina Boulevard, Level 43
DBS Asia Central @
Marina Bay Financial Centre Tower 3
Singapore 018982

DBS Business Care :
1800.222.2200
65.6222.2200

www.dbs.com

06-18-008 (05/2018) AW
Co. Reg. No. 196800306E